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                                                                   Exhibit 10.11

                          ORDER FULFILLMENT AGREEMENT

     This Order Fulfillment Agreement ("Agreement") is entered into effective as of June 20th, 1997, by and between CDnow, Inc. ("CDnow"), and Sound Delivery ("Sound Delivery"), a division of Valley Record Distributors, Inc. ("VRD").

                                   BACKGROUND

     A. VRD has created a database known as "Audiofile" which contains information regarding pre-record music and music related products ("Music Products").

     B. Sound Delivery provides to various retailers direct-to-consumer order fulfillment services, pursuant to which Sound Delivery provides, packs and ships such products to the retailer's customers.

     C. CDnow operates on the World Wide Web an "online music store" through which it sells pre-recorded music and music related products to consumers (the "Site").

                                   AGREEMENT

     Subject to the terms and conditions set forth below, the parties agree as follows:

1.   Additional Sites.   The parties acknowledge that CDnow, during the term of
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this Agreement may own, or operate on a contract basis, online music stores in addition to the Site. CDnow, at its election may choose to make such additional sites subject to the terms and conditions of this Agreement (the "Additional Sites"), CDnow shall pay to Sound Delivery a one time set-up fee of [***] for each Additional Site that requires a new invoice format (e.g. new logo, address,
                                                         ----
etc).

2.   Audiofile.     Upon execution and delivery of this Agreement, the parties
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will execute and deliver a license agreement substantially in the form attached hereto as Exhibit A (the "Audiofile License"), pursuant to which Sound Delivery, for the term of this Agreement, shall provide to CDnow a full copy of the Audiofile database, including updates thereto, as provided in and subject to the Audiofile License. CDnow must execute an Audiofile License for each Additional Site, the license fee for which shall be [***] per quarter per Additional Site. Sound Delivery warrants that the Audiofile database provided to CDnow will contain all of the data provided to all other Sound Delivery licensees of the same format Audiofile database and that during term of this Agreement, such data will reflect substantially all of the inventory of VRD.

3.   Electronic Data Interchange ("EDI")
     -----------------------------------

     (a)  Sound Delivery Obligations.    Sounds Delivery shall:
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          (1) make commercially reasonable efforts to provide a daily status file reporting "Stock on Hand" in electronic format on the VRD bulletin board system;

          (2) provide and maintain reasonable access to its database, ordering and other systems and provide technical support and assistance so as to maintain substantially uninterrupted, reasonable and efficient interfaces for support of the services described herein;

          (3) provide reasonable technical and operational support for CDnow's development and operation of CDnow's EDI interface for fulfillment service under this Agreement;

          (4) notify CDnow in advance of any changes to the EDI Reference Specifications (as defined in paragraph 3(b)(1) below);

          (5) refrain from disclosing any transaction information regarding CDnow except as necessary to perform its obligations under this Agreement; and

          (6) retain EDI order information for at least four (4) months after receipt thereof.

     (b)  CDnow Obligations.  CDnow shall:
          ------------------

          (1) comply in all respects with the EDI specifications and guidelines attached hereto as Exhibit B (the "EDI Reference Specifications"), as may be amended by Sound Delivery from time to time pursuant to paragraph 3(a)(4) above; and

          (2) maintain its modes of electronic access and transmission as necessary for each party to perform its obligations under this Agreement.

     (c)  Mutual Obligations.  Each party shall use commercially reasonable
          -------------------
efforts to maintain the security of EDI and other transaction related information.

4.   Services Provided.
     ------------------

     (a) Music Products.   During the term of this Agreement, Sound Delivery
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shall be the exclusive provider to CDnow of domestically manufactured CD, audiocassette and vinyl Music Products and related order fulfillment services and the nonexclusive provider of all other Music Products for the "Site" and all "Additional Site," provided, however that CDnow may utilize third parties as sources for Music Products not all "Additional Sites," provided, however, that CDnow may utilize third parties as sources for Music Products not available through Audiofile or otherwise through Sound Delivery. Notwithstanding the foregoing, upon receipt of consent from Sound Delivery (which consent shall not be unreasonably withheld or delayed), CDnow from time to time may acquire from other sources Music Products for which Sound Delivery is otherwise

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the exclusive provider hereunder. Sound Delivery warrants that it will not knowingly shop hereunder Music Products which infringe the copyright or other intellectual property rights of any third party.

     (b)  Subsequent Developments.  To the extent that Sound Delivery offers
          ------------------------
additional services or improvements relating to the fulfillment services provided under this Agreement, it agrees to offer such additional service and/or improvements to CDnow on terms and conditions substantially similar to the terms and conditions therefor offered to such similarly customers.

     (c)  Sales Manager. At all times during the term of this Agreement, Sound
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Delivery shall designate, and inform CDnow of the identity of, at least one individual with the responsibility and authority to implement Sound Delivery's obligations under this Agreement.

5.   Music Product Pricing.   Sound Delivery agrees to sell and CDnow agrees to
     ----------------------
purchase Music Products at Sound Delivery's published wholesale price as set forth on Exhibit C attached hereto (the "Base Rate"), less the [***] discount set forth therein. Base Rates may be updated VRD from time to time, effective upon written notice to CDnow of such changes; provided, however, that any increase in Base Rate shall reflect an increase in Sound Delivery's published wholesale price. In the event that average Base Rates for CD, audiocassette and vinyl Music Products increase by more than [***] during the term of this Agreement, CDnow may elect to terminate this Agreement upon 30 days written notice to Sound Delivery.

6.   Order Placement and Fulfillment.
     --------------------------------

     (a)  Transmission.       CDnow will transmit all orders for products under
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this Agreement in compliance with the EDI Reference Specifications.  In addition, CDnow will use commercially reasonable efforts to aggregate and transmit its orders to Sound Delivery in batches.

     (b)  Fulfillment.   Orders received on any business day by [***] Pacific
          ------------
Time will be shipped on the same day. Sound Delivery will use commercially reasonable efforts to ship on the same day received, all orders received on any business day between [***] Pacific Time and [***] Pacific Time. Orders received between [***] Pacific Time will generally be shipped the next business day, but may be shipped the same day received. Orders received after [***] Pacific Time and orders received other than on business days will be shipped the following business day. Orders received after [***] Pacific Time will be deemed received the next business day.

     (c)  Reporting.     Sound Delivery shall provide CDnow with reports and
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information regarding order status as set forth in the EDI Reference
Specifications.

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     (d)  Pre-Orders.
          -----------

          (1) CDnow shall collect pre-orders until four days prior to the date that a Music Product is first to be made available to consumers (the "street date"), at which point such pre-orders will be forwarded in a separate batch to Sound Delivery on the date and time of day required by Sound Delivery.

          (2) Sound Delivery shall ship all pre-orders no later than street date minus one day, provided Sound Delivery has received the new release title(s) from the label/distributor of such new release(s) in time for processing.

          (3) If a street date is delayed, CDnow will be responsible for holding the pre-orders until four (4) days before the new street date.

     (e)  Back-Orders.
          -----------

          (1) Sound Delivery shall ship the in-stock items of an order immediately and will cancel the out of stock items.

          (2) CDnow may elect to have Sound Delivery hold an order that has one or more items out of stock until it is completely fulfilled by typing a "Y" in the "ship complete" field of the EDI inbound specifications. CDnow may inform Sound Delivery from time to time of the number of days, up to a maximum of 25 days (the "Hold Period"), that Sound Delivery is to hold such "ship complete" orders before shipping the available products and canceling the out of stock products.

          (3) In the event that all products included in an order are out of stock, Sound Delivery will hold the order for the Hold Period before canceling the order (subject to prior cancellation of such order by CDnow).

          (4) Items not shipped due to "Ops Outs" (as defined in the EDI Reference Specifications) will be canceled.

7.   Shipping.
     --------

     (a) Risk of Loss.  All shipments under this Agreement shall be F.O.B. VRD's
         ------------
shipping facility. Title and risk with respect to all orders and products shipped by Sound Delivery or VRD under this Agreement shall pass to CDnow or its customers upon delivery of the products to the carrier at the point of shipment.

     (b) Choice of Carrier.  Sound Delivery will use commercially reasonable
         -----------------
efforts to ship the order with the requested carrier and will cancel any order for which the delivery address is not serviced by the indicated carrier.

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     (c) Shipping Costs.  Sound Delivery will invoice CDnow customers at such
         --------------
rates as are requested by CDnow. CDnow will pay Sound Delivery all shipping costs paid by Sound Delivery to the shipping agent (excluding any rebates received by Sound Delivery) per the shipping tables attached hereto as Exhibit D (as amended from time to time by Sound Delivery). Sound Delivery will provide CDnow written notice of shipping rate changes and the effective date of such changes.

     (d) Damaged and Lost Shipments.  In the event of shipping damage or orders
         --------------------------
lost in shipment, Sound Delivery will assist in filing a claim on behalf of CDnow for those orders shipped with an insured carrier, and will credit CDnow with any amounts actually received by or credited to Sound Delivery in connection wit such claim.

8.   FULFILLMENT FEES.
     ----------------

     (a) Packing and Handling Fees.  CDnow will pay Sound Delivery the following
         -------------------------
fees for each order fulfilled hereunder:

     All Products:            [***] per order including the first unit, plus
                              [***] per unit after the first unit.

     International Surcharge: [***] per order shipped to an international destination (any order shipped to any non-
                              U.S. or U.S. territory destination).

     (b) Paper Inserts.  CDnow will pay a fee of [***] per paper insert packed
         -------------
by Sound Delivery in products shipped under this Agreement. CDnow shall supply required paper inserts at no cost to Sound Delivery. For purposes of this paragraph, paper inserts must be lightweight, paper-based, promotional items the same size or smaller than a standard single CD, or pre-folded to such size.

     (c) Merchandise Inserts.  If CDnow desires to include promotional inserts
         -------------------
other than the paper inserts described in the preceding paragraph ("Merchandise Inserts") in its orders, CDnow shall supply, at no cost to Sound Delivery, such Merchandise Inserts to be included in CDnow orders. Sound Delivery will receive, warehouse, inventory and pack merchandise inserts for a mutually agreed upon fee after a sample of the Merchandise Insert is received and reviewed for packing and shipping requirements.

     (d) Bar Codes on Inserts.  A unique UPC bar-code is required for such paper
         --------------------
or merchandise insert. CDnow should purchase and apply a proprietary bar-code on all inserts. At CDnow's request, Sound Delivery will create and apply a bar-code for a fee of [***] per applied bar-code.

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     (e) Custom Box Stickers.  At CDnow's request, Sound Delivery will attach
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custom stickers to the outside of the shipping box at a cost of [***] per sticker per order. CDnow shall supply required stickers at no cost to Sound Delivery.

9.   Segregated Inventory.  Products designed by CDnow to be held in inventory
     --------------------
by Sound Delivery or VRD on CDnow's behalf are referred to in this Agreement as "Segregated Inventory." Risk of loss and ownership of Segregated Inventory shall remain with CDnow or its customers at all times. CDnow will pay a product management fee of [***] per Segregated Inventory unit received by Sound Delivery in addition to any applicable fulfillment and other fees under this Agreement with respect to such products and Sound Delivery's services in connection therewith.

     (a) Standard Product.  Sound Delivery will inventory certain "standard
         ----------------
product" (e.g., single CDs or cassettes, tubed posters, single VHS, T-shirts, and/or hats) for CDnow as Segregated Inventory.

     (b) Bar Codes on Segregated Inventory.  A UPC bar-code is required for each
         ---------------------------------
item of Segregated Inventory. CDnow should purchase and apply a proprietary bar-code on all Segregated Inventory. At CDnow's request, Sound Delivery will create and apply a bar-code for a fee of [***] per applied bar-code.

10.  Imperfect Shipments and Product Returns.
     ---------------------------------------

     (a) Sound Delivery Obligations.  Under the following circumstances, Sound
         --------------------------
Delivery will reship orders at no additional cost or credit CDnow the appropriate invoice cost less earned discount, as applicable:

          (1) except as otherwise herein provided, upon the return of defective CDs and cassettes;

          (2) in the event that items are listed on the applicable invoice and reported by customers as not received; and

          (3) in the event of returns due to items shipped that do not correspond to the applicable CDnow order (i.e., product received by customer but not ordered by CDnow for such customer).

          Provided, however, that with respect to orders to reship under this paragraph 10(a), CDnow must properly include in such order the replacement order "source" code specified by Sound Delivery from time to time.

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     (b) CDnow Obligations:  Under the following circumstances, CDnow may elect
         -----------------
to reorder at its own expense or return the order for a credit equal to the Base Price paid, excluding fulfillment and other fees.

          (1) "buyers remorse" (i.e., customer does not want item or ordered wrong item);

          (2) return due to an address supplied incorrectly to Sound Delivery;
and

          (3) returns due to refused delivery.

     (c) Restricted Returns.  Sound Delivery will not accept for return:
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accessories, blank tape, any vinyl products (including, without limitation, LPs and 12" singles), Imports, Limited Editions, Products identified in Audiofile as nonreturnable, Record Club, Promotional (free product give-aways), Counterfeit Product and product without the original artwork or liner notes or Product with a Last Customer Return Date (as defined in the Audiofile documentation) prior to the date the returned Product is received by Sound Delivery from CDnow. In addition, Sound Delivery does not accept return of defective Sony, UNI or PGD CDs, or defective PGD cassettes, or any PGD cassettes that do not have their original wrapper intact. For purposes hereof, "defective" means Product returned with the top spine label or original manufacturer's "dog-bone" holographic sticker removed or cut in any way.

     (d) Rejected Returns.  Non-returnable merchandise received by Sound
         ----------------
Delivery will be shipped to CDnow at CDnow's expense as rejected returns, CDnow will be charged a processing fee of [***] per rejected return.

     (e) Returns Policy.  Sound Delivery reserves the right, from time to time,
         --------------
to modify its return policies, which modifications shall be effective upon receipt by CDnow of written notice thereof; provided, however, that any such modification shall be applicable to Sound Delivery's similarly situated customers generally and imposed in response to modifications to the return policies of Sound Delivery's suppliers.

11.  Billing and Payment.
     -------------------

     (a) Invoices and Account Reconciliation.  Sound Delivery will provide CDnow
         -----------------------------------
with an invoice and account reconciliation by Tuesday of each week with respect to activity the preceding week. Invoices are due and payable 60 days after the invoice date. Account reconciliations shall be in substantially the form attached hereto as Exhibit E.

     (b) Timely Payment Discounts.  Amounts invoiced as owed by CDnow to Sound
         ------------------------
Delivery include a [***] discount for timely payment. This discount will be revoked and charged back to CDnow for invoices not paid by the due date.



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     (c) Past-due Amounts.  CDnow agrees to pay interest on amounts more than 30
         ----------------
days past due at the lesser of [***] per month or the highest rate allowed by law, such interest to accrue from the invoice date. Sound Delivery in its sole discretion may refer to an agency or an attorney for collection any past due amount, and CDnow will be liable for the payment thereof and all costs and expenses incident thereto, including reasonable attorney's fees.

12.  Proprietary Rights.
     ------------------

     (a) Confidential Information.  Each party acknowledges that, in the course
         ------------------------
of dealings between the parties, each party may acquire information, identified as confidential, about the other party or the other party's customers, their business activities and operations, and their technical information and trade secrets, of a highly confidential and proprietary nature. The party that acquires such information will hold it in strict confidence and will not use such information except as reasonably necessary to perform its obligations under this Agreement or disclose the same to third parties except for any information generally available to or known to the public, independently developed outside the scope of this Agreement, lawfully disclosed by a third party, or required to be disclosed to a tribunal, provided that in the case of required disclosures to tribunals, the party will use commercially reasonable efforts to obtain protective orders maintaining the confidentiality of such information.

     (b) Audiofile Database.  The rights to intellectual property related to the
         ------------------
Audiofile database are governed by the Audiofile License.

     (c) No Rights to Marks.  Each party is hereby granted no rights in or to
         ------------------
the other party's Marks. "Marks" means the trademarks, service marks, trade names or other marks, registered or otherwise, used by either Sound Delivery or CDnow, as applicable.

13.  Termination.
     -----------

     (a) Terms.  The term of this Agreement begins on the date this Agreement is
         -----
executed and delivered by both parties and expires [***] years thereafter; provided, however, that this Agreement shall automatically be renewed for subsequent one year terms unless one party notifies the other at least 90 days prior to the expiration of the initial term or any subsequent one year term of its intent not to renew this Agreement upon the expiration of such term.

     (b) Early Termination.  Either party may terminate this Agreement upon
         -----------------
thirty (30) written notice under the following conditions:

          (i) Sound Delivery discontinues fulfillment services to on-line services, or CDnow discontinues the sale of pre-recorded music; or

          (ii) Sound Delivery or CDnow delivers to the other party a 30-day written notice of termination for a material breach of this Agreement, provided such breach was

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previously identified in a written notice and the other party did not cure such breach cause within 30 days.


14.  Limitation of Remedies and Exclusion of Warranties.  IN NO EVENT SHALL
     --------------------------------------------------
EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR LOST PROFITS, OR FOR CONSEQUENTIAL, SPECIAL EXEMPLARY, PUNITIVE, INCIDENTAL, OR INDIRECT DAMAGES, WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THEIR POSSIBILITY AND REGARDLESS OF THE FORM OF ACTION. EXCEPT AS EXPRESSLY SET FORTH IN PARAGRAPHS 2 AND 4(a) ABOVE, NEITHER SOUND DELIVERY NOR VRD MAKES ANY EXPRESS OR IMPLIED WARRANTIES WITH RESPECT TO PRODUCTS SOLD UNDER THIS AGREEMENT AND DISCLAIMS ANY SUCH WARRANTIES, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY AND FITNESS FOR PURPOSE.

15.  GENERAL.
     -------

     (a) Effective Dates.  The pricing, discounts and fee structure set forth
         ---------------
herein shall be deemed effective as of January 1, 1997. Sound Delivery will provide a reconciliation and accounting statement setting forth the calculation of any rebate due to CDnow as a result of such effective date and will credit CDnow with any such rebate on the first invoices provided hereunder until such credit has been applied in full.

     (b) Survival.  Paragraphs 12 and 14 hereof will survive any expiration or
         --------
termination of this Agreement.

     (c) Notice.  All notices, other than those related to product pricing,
         ------
ordering and fulfillment, shall be in writing and delivered by certified mail, postage prepaid and return receipt requested, or transmitted either by facsimile or electronic mail if confirmed by such mailing, to the addresses provided in writing from time to time by parties.

     (d) Entire Agreement Amendments.  This Agreement constitutes the entire
         ---------------------------
agreement of the parties concerning the subject matter hereof, superseding all prior proposals, negotiations and agreements concerning the subject matter of this Agreement. No representation or promise relating to and no amendment of this Agreement will be binding unless it is in writing and signed by authorized representatives of both parties.

     (e) Assignment.  This Agreement may not be assigned or otherwise
         ----------
transferred by either party without the prior written consent of the other party, provided, however, that either party may assign or transfer all or any portion of their rights and obligations under this Agreement to any affiliate of such party without the prior written consent of the other party. For purposes hereof, an "affiliate" of a party is any entity controlled by, under common control with, or controlling such party. Subject to the foregoing, this Agreement will bind and inure to the benefit of the successors and permitted assigns of Sound Delivery, VRD and CDnow.


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     (f) Relationship of the Parties.  Sound Delivery and CDnow are independent
         ---------------------------
parties and nothing in this Agreement shall be construed as constituting Sound Delivery and CDnow as partners, joint venturers, or as creating the relationships of employer and employee, franchiser and franchisee, master and servant, principal and agent, or any other form of legal association that would impose liability on one party for the act or failure to act of the other party.

     (g) Governing Law; Captions; Waiver; Etc..  This Agreement will be governed
         -------------------------------------
by and construed in accordance with the laws (excluding the laws of choice or conflicts of laws) of the State of California. The captions appearing in this Agreement are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or interpretation of this Agreement. No waiver by a party of any breach of any provision of this Agreement will constitute a waiver of any other breach of that or any other provision of this Agreement. In the event that any of the provisions contained in this Agreement are held to be unenforceable, such provisions will be narrowed (or deleted if necessary) to the minimum extent necessary to make them enforceable.

     (h) Attorneys' Fees.  In the event of any dispute or controversy arising
         ---------------
out of this Agreement, the prevailing party shall be entitled to reimbursement of its costs, including court and arbitration costs and attorneys' and expert witnesses' fees and costs.

     In witness whereof, the parties hereto have executed this Agreement as of June 28th, 1997.

SOUND DELIVERY, a division of            CDnow, Inc.
VALLEY RECORD DISTRIBUTORS, INC.


By:/s/ Ken Alterwitz                          By: /s/ Jason Olim


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